UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 18, 2007

ASI Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware                           000-27881              522101695
(State or other jurisdiction      (Commission          (IRS Employer
of incorporation)                  File Number)        Identification No.)

1/45 Exhibition Street, Melbourne, Victoria, Australia_       3000
(Address of principal executive offices)                   (Zip Code)

+61 3 9016 3021
Registrants telephone number, including area code

1/12 Candlebark Court, Research, Victoria, Australia_         3095
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
  CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
  CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
  Exchange Act (17 CFR    240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 Other Events.

ASI Entertainment Inc. announces that it has received notification from the Australian Patent Office that its application under the International Patent Cooperation Treaty has been lodged, which covers 137 countries. ASI Entertainment Inc.'s former Australian subsidiary ASIQ Pty. Ltd. originally filed a patent application for the SafeCell concept in July 2006, and the intellectual property in the concept was acquired by ASI Entertainment Inc. as announced on February 28, 2007.

The International Patent Cooperation Treaty application is the second step in the patent process for the SafeCell concept, which allows cell phones to be operated in-flight, without interfering with the aircraft's avionics and the ground networks. The SafeCell invention incorporates two unique components. A small device called a "communicator" that turns a cellular phone into a WiFi communicator, and a shielding accessory that allows the cellular phone to be switched on in-flight. SafeCell was originally designed for use in passenger aircraft as a means of accessing low cost voice and data services via WiFi, using a cell phone. One of its unique features is that it can also be used at any WiFi hotspot on the ground, so a passenger subscribing to the in-flight service can also use remaining credit on the ground or vice versa.



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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                            ASI ENTERTAINMENT, INC.
                                                     (Registrant)
                                             By: /s/ PHILIP SHIELS
                                                    Philip Shiels
                                            Chief Financial Officer
                                           Date: September 18, 2007



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